Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-3 of our report dated March 14, 2007 relating to the financial statements of XTL Biopharmaceuticals Ltd. which appear in such Registration Statement.  We also consent to the references to us under the heading "Experts" in such Registration Statement.

Tel Aviv, Israel
March 22, 2007

Kesselman & Kesselman is a member of Pricewaterhouse Coopers International Limited, a company limited by guarantee registered in England and Wales.